UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2021

FIVE STAR SENIOR LIVING INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-16817	04-3516029
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

617-796-8387

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FVE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.

On April 7, 2021, Five Star Senior Living Inc. (the “Company”) determined to proceed with a new strategic plan (the “Strategic Plan”) to reposition the Company’s senior living management business to focus on larger independent living, assisted living and memory care communities as well as stand-alone active adult and independent living communities.

Pursuant to the Strategic Plan, the Company intends to, among other things, (i) amend its management arrangements with Diversified Healthcare Trust (“DHC”) to allow the Company to transition 108 senior living communities, with approximately 7,500 living units, that the Company currently manages to new operators, (ii) close and reposition 27 skilled nursing units, with approximately 1,500 living units, in the continuing care retirement communities that the Company will continue to manage for DHC, (iii) close Ageility inpatient rehabilitation clinics operating in some transitioning communities and in the closing skilled nursing facilities and units and (iv) accordingly, eliminate positions in its corporate, regional and divisional offices and impacted units and clinics. The Company expects to complete the transitions and closures by the end of 2021.

In connection with implementing the Strategic Plan, the Company expects to incur non-recurring cash expenses of will up to $7.5 million of retention bonus payments, up to $10.2 million of severance, benefits and transition expenses, and up to $2.8 million of restructuring expenses, of which the Company expects DHC to reimburse approximately $5.9 million, $7.5 million and $1.6 million, respectively.

The Company will continue to manage 120 communities for DHC, representing approximately 17,900 living units and 60% of the Company’s management fee revenues for the year ended December 31, 2020, and to operate its existing owned and leased portfolio of 24 communities with approximately 2,300 living units. The Company expects to partially offset the resulting revenue loss with expense reductions to right-size operations.

Item 8.01.  Other Information.

On April 9, 2021, the Company issued a press release announcing the Strategic Plan. A copy of the Company’s press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Warning Concerning Forward-Looking Statements

This Current Report on Form 8-K contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever we use words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “will,” “may” and negatives or derivatives of these or similar expressions, we are making forward-looking statements, including statements about the steps expected to be taken in connection with the Strategic Plan and the timing, costs, savings and benefits related to such steps, as well as the Company’s strategic plans following implementation of the Strategic Plan. These forward-looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by our forward-looking statements as a result of various factors. For example, we may not be able to implement each of our strategic initiatives in a timely manner or at all, the costs of such initiatives may be more than we expect, we may not realize the benefits we anticipate from the Strategic Plan, and we may not be able to achieve our objectives following implementation of the Strategic Plan, including partially offsetting the revenue loss from the communities we intend to transition with expense reductions to right-size operations, on the anticipated timeline or at all. Further, although the company’s Board of Directors and DHC’s Board of Trustees, including the Independent Directors and Independent Trustees, respectively, have agreed in principal to the terms of the changes to the management arrangements described herein, definitive documentation related to these changes has not been entered into; therefore, the timing and terms thereof may be delayed or may change.

The information contained in our filings with the Securities and Exchange Commission (“SEC”), including under “Risk Factors” in our periodic reports, or incorporated therein, identifies other important factors that could cause our actual results to differ materially from those stated or implied by our forward-looking statements. Our filings with the SEC are available on the SEC’s website at www.sec.gov.

You should not place undue reliance upon forward-looking statements. Except as required by law, we do not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The Company hereby furnishes the following exhibit:

99.1	Press release dated April 9, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE STAR SENIOR LIVING INC.

By:	/s/ Jeffrey C. Leer
Name:	Jeffrey C. Leer
Title:	Executive Vice President, Chief Financial
Officer and Treasurer

Dated: April 9, 2021